Exhibit 99.1

FOR IMMEDIATE RELEASE

SAVIENT PHARMACEUTICALS REPORTS UNAUDITED RESULTS
FOR THE FOURTH QUARTER AND FULL YEAR 2004

East Brunswick, NJ – March 16, 2005 – Savient Pharmaceuticals, Inc., (Nasdaq: SVNT) an emerging specialty pharmaceutical company engaged in developing, manufacturing and marketing pharmaceutical products that address unmet medical needs in niche and broader markets, announced today unaudited results for the fourth quarter and year ended December 31, 2004 and reviewed recent highlights for 2005 to date.

For the fourth quarter of 2004, total revenues were $36.6 million, down from $39.8 million a year ago, and up from $25.6 million in the third quarter of 2004. Net income for the fourth quarter of $647 thousand, or 1 cent per share, compared to a net income of $4.1 million, or 7 cents per share, a year ago and a net loss of $5.2 million, or 9 cents per share in the third quarter of 2004. The fourth quarter 2004 net income is solely attributable to the recorded tax benefit of $3.6 million.

For the full year, total revenues were $113.3 million, down 15% from a year ago. The net loss of $35.3 million, or 59 cents per share, compared to net income of $13.9 million or 23 cents on a fully diluted basis.

Christopher Clement, President and Chief Executive Officer of Savient, said, “We were encouraged by our performance in the fourth quarter and remain committed to our new strategic initiatives which are redefining Savient and are focused on developing our pipeline and enhancing the value of our oral liquids business. In addition, we plan to pursue business development opportunities to in-license novel compounds in clinical stage development as well as marketed products initially directed towards the rheumatology specialist. We ended 2004 on an upbeat note and have moved into 2005 more focused than ever on executing our chosen strategy.”

Clement highlighted some of Savient’s major accomplishments in the fourth quarter of 2004 and recent developments in 2005 that are transforming Savient into an emerging specialty pharmaceutical company including:

•	Received final bids with respect to the potential sale of our global biologics manufacturing business;
•	Terminated early the failed Phase 2 clinical trial for Prosaptide designed to test the safety and analgesic efficacy of Prosaptide in HIV/AIDS patients with peripheral neuropathic pain;
•	Completed patient treatment and follow-up in Savient’s Phase 2 clinical trial of Puricase for severe gout;
•	Launched the TEV-TROPIN™ brand of the Company’s human growth hormone in the U.S. through Teva;
•	Submitted New Drug Application to the FDA for Soltamox™, Savient’s first oral liquids product for the U.S. market;
•	Received FDA approval for Nuflexxa™ for the treatment of pain due to osteoarthritis of the knee.
•	Entered exclusive marketing collaboration in Germany for Soltamox for the treatment of hormonally sensitive breast cancer;
•	Settled the human growth hormone intellectual property dispute with Novo Nordisk;
•	Received FDA manufacturing site approval for the Company’s new biologics manufacturing facility in Israel;
•	Established a Science and Development Advisory Board with the appointment of three scientific leaders in drug discovery and development; and
•	Strengthened Savient’s finance team with the addition of a Chief Accounting Officer.

Quarter ended December 31, 2004

Revenues

•	Total revenues for the three months ended December 31, 2004 were $36.6 million compared to $39.8 million for three months ended December 31, 2003.
•	Net product sales for the fourth quarter of 2004 were $35.9 million compared to $37.7 million in the fourth quarter of 2003 and $23.6 million in the third quarter of 2004.
•	Net sales of Oxandrin®, Savient’s largest selling brand, in the fourth quarter were $15.2 million up from $14.8 million during the same period in 2003.
•	Net sales of Delatestryl® were $1.3 million down 73% from a year ago as generics captured 40% of market unit volume.
•	Net sales of human growth hormone were flat compared to year ago and rose 127% versus the immediately preceding quarter due to the initial sales of product to Teva in support of its February 2005 launch of TEV-TROPIN.

Expenses

•	Total expenses for the fourth quarter were $37.5 million compared to $33.9 million in the fourth quarter of last year driven primarily by higher cost of sales and a $3.0 million reserve for the settlement of a long-standing patent infringement suit.

•	Cost of sales as a percentage of product sales increased from 27% in the fourth quarter last year to 32% in the fourth quarter of 2004. The increase was driven by the product validation and depreciation costs at the new Israeli biologics manufacturing facility, offset in part by lower sales-related cost of goods sold.

Other Expenses

•	As reported earlier, Savient incurred in the fourth quarter a one-time restructuring charge of $2.0 million.

Net Income

•	Savient reported net income for the three months ended December 31, 2004 of about $647 thousand, or 1 cent per share, compared to net income of $4.1 million, or 7 cents per share for the same period a year ago. Fourth quarter 2004 net income reflects primarily the benefitof certain tax adjustments applicable to foreign subsidiaries and the favorable settlement of prior years’ tax exposures.

Balance Sheet

•	Savient had cash, cash equivalents, and short-term investments of $25.3 million at the year end, December 31, 2004, compared to $24.7 million in the immediately preceding quarter and $22.8 million a year ago. Long-term debt, Savient’s only debt, was reduced $7.0 million during 2004 to $5.9 million as of December 31, 2004.

Outlook on 2005 and beyond from Savient’s Chief Executive Officer and President, Christopher Clement:

“We are working continuously toward unlocking the value of our under-appreciated assets. We are progressing with our previously announced plan to divest our global biologics manufacturing business.  We are currently in advanced discussions with a potential purchaser, and while we cannot guarantee that we will ultimately reach a definitive agreement with that potential purchaser, we hope to have news to announce in the near future. We expect the net proceeds from the sale of the global biologics manufacturing business to fund the advancement of Puricase, our Phase 2 candidate for the treatment of severe, refractory gout, and the pursuit of licensing or acquisition of novel compounds in clinical development as well as marketed products complementary to our strategy.

“We are pleased with the direction of Puricase. In February, we completed patient treatment and follow-up in the Phase 2 study and laboratory analyses are ongoing. The data analysis is expected in April. Our next step will be a request for an end of Phase 2 meeting with the FDA. We believe that the clinical and toxicology data analyses will support the drug’s progression to Phase 3 clinical trials later this year.

“We received some disappointing news last week with respect to our Prosaptide Phase 2 trial. As a result of our scheduled interim analysis, we are terminating the trial early based upon a lack of efficacy with respect to the trial’s analgesia endpoints. On the positive side, our process worked in identifying sooner rather than later the study shortcomings. More importantly, we can now begin to focus on evaluating the potential future course for this drug candidate. We are considering the options for further exploring the drug’s potential use to treat peripheral neuropathy and other possible indications.

“Oxandrin remains without generic competition. Although we never lose sight of the fact that a generic competitor could enter the market at any time, we continue to strengthen our position with respect to the citizen’s petition we filed in the interest of public health on February 17, 2004. On February 25, 2005, we filed a supplement to our petition with the FDA building on our concern for patient safety by advocating the adoption of appropriately rigorous impurity standards for oxandralone, consistent with those published in a recent USP In-Process Review article.

“At Rosemont, our free-standing oral liquid pharmaceutical business based in the U.K., we continue to perform well with double-digit growth in sales. Late in 2004, we submitted to the FDA our first U.S. marketing application for a product from Rosemont. In the fourth quarter, Rosemont completed modifications to its U.K.-based facility to meet the FDA’s Current Good Manufacturing Practices and to prepare itself for the inspection required for approval of the Soltamox NDA. We hope to introduce other Rosemont products into the U.S. market in the years ahead.

“In summary, we took a new and bold change of direction last summer. We detailed a very specific and ambitious agenda and have delivered upon each of our key milestones for 2004. We believe that this new direction and the steps we have already taken along the path to implementation, have paved the way for an exciting year ahead. Our milestones for 2005 include:

•	Concluding of our efforts with respect to the sale of our global biologics manufacturing business;
•	Advancing Puricase to Phase 3 clinical trials;
•	Obtaining approval of our NDA for Soltamox;
•	Receiving FDA manufacturing site approval for Rosemont; and
•	Continuing the growth and geographic expansion of Rosemont’s oral liquids business.”

The financial information contained in this press release is unaudited because Savient has been unable to complete prior to March 16, 2005 all of the information requested by Savient’s independent auditors in connection with their audit of Savient’s financial statements for the fiscal year ended December 31, 2004, to be included in Savient’s Form 10-K for the fiscal year ended December 31, 2004. As a result, Savient’s independent auditors were unable to complete by March 16, 2005 their audit and report on the financial statements for the fiscal year ended December 31, 2004. Therefore, Savient expects to delay filing its Annual Report on Form 10-K for the period ended December 31, 2004. This delay results principally from the significant demands on Savient’s management in recent months, including those resulting from:

•	the restatement in February 2005 of Savient’s unaudited financial statements for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004;
•	preparation for Savient’s evaluation of the effectiveness of its internal controls over financial reporting as of December 31, 2004, as required by Section 404 of the Sarbanes-Oxley Act of 2002, including addressing the material weaknesses described below; and
•	Savient’s efforts to divest its global biologics business (which includes its operations in Israel), including advanced discussions with a potential purchaser.

Savient will file its Annual Report on Form 10-K for the year ended December 31, 2004 no later than March 31, 2005. The financial information contained in this press release may change as a result of the completion of the audit.

In connection with Savient’s review of the effectiveness of its internal controls over financial reporting as of December 31, 2004, Savient identified several material weaknesses in its internal control over financial reporting, and related defects in its disclosure controls and procedures. The material weaknesses relate primarily to Savient’s financial reporting process, internal communications and lack of expertise in areas including revenue recognition, accounting for taxes and other matters. Consequently, management will be unable to conclude that Savient’s internal controls over financial reporting and disclosure controls and procedures were effective as of December 31, 2004. An assessment of Savient’s internal controls and disclosure controls and procedures will be included in its Annual Report on Form 10-K.

Savient will host a conference call/live webcast to review 2004 fourth quarter and full year results today, March 16, 2005 at 11:00 a.m. EST.

The live webcast can be accessed from the investor relations page of Savient’s website at www.savientpharma.com and will be archived through April 16, 2005.

In addition, an audio replay will be available until March 28, 2005. The replay numbers are (888) 203-1112 for domestic callers and (719) 457-0820 for international callers. The replay access code is 4566212.

About Savient Pharmaceuticals, Inc.

Savient Pharmaceuticals, Inc. is engaged in developing, manufacturing, and marketing pharmaceutical products that address unmet medical needs in both niche and wider markets. Products marketed by Savient in the United States are Oxandrin® (oxandrolone, USP) and Delatestryl® (testosterone enanthate). The Company's subsidiary, Rosemont Pharmaceuticals Limited, develops, manufactures, and markets through its own sales force oral liquid formulations of prescription products for the UK pharmaceutical market. The Company's Israeli subsidiary, Bio-Technology General (Israel) Ltd., manufactures and markets in Israel Bio-Tropin™ (recombinant human growth hormone), BioLon® (sodium hyaluronate for ophthalmic surgery), Bio-Hep-B® (hepatitis B vaccine), and Arthrease™ (sodium hyaluronate for osteoarthritis). Products marketed by Savient's licensees are Mircette® (oral contraceptive), and BioLon® in the United States, and Bio-Tropin™, BioLon®, Bio-Hep-B®, Silkis® (vitamin D derivative), and recombinant human insulin, in international markets. Savient's news releases and other information are available on the Company's website at www.savientpharma.com. Arthrease is a trademark of DePuy Orthopaedics, Inc., except in Israel, where it is owned by Bio-Technology General (Israel) Ltd., Savient's wholly owned subsidiary; Mircette is a registered trademark of Organon, Inc.; Puricase is a registered trademark of Mountain View Pharmaceuticals, Inc.; Silkis is a registered trademark of Galderma S.A.

This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this report regarding the Company's strategy, expected future financial position, results of operations, cash flows, financing plans, discovery and development of products, strategic alliances, competitive position, plans and objectives of management are forward-looking statements. Words such as “ anticipate,” “ believe,” “ estimate,” “ expect,” “ intend,” “ plan,” “will” and other similar expressions help identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, the statements regarding completion of the audit of the Company’s financial statements for the year ended December 31, 2004, the divestiture of the Company’s global biologics manufacturing business, the Company's new strategic direction and its potential effects on the Company's business are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company's business and the biopharmaceutical and specialty pharmaceutical industries in which the Company operates. Such risks and uncertainties include, but are not limited to, our ability to complete the audit of our financial statements for the year ended December 31, 2004; our ability to complete the divestiture of our global biologics manufacturing business for an attractive price or at all; delay or failure in developing Prosaptide, Puricase and other product candidates; difficulties of expanding the Company's product portfolio through in-licensing; disruption of management and costs associated with the divestiture of the Company's operations in Israel; introduction of generic competition for Oxandrin; fluctuations in buying patterns of wholesalers; potential future returns of Oxandrin or other products; our continuing to incur substantial net losses for the foreseeable future; difficulties in obtaining financing; potential development of alternative technologies or more effective products by competitors; reliance on third-parties to manufacture, market and distribute many of the Company's products; economic, political and other risks associated with foreign operations; risks of maintaining protection for the Company's intellectual property; risks of an adverse determination in on-going or future intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical and specialty pharmaceutical industries. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company's forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. The Company's forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that the Company may make. The Company does not assume any obligation to update any forward-looking statements.

SOURCE: Savient Pharmaceuticals, Inc.

CONTACTS:
Savient Pharmaceuticals, Inc.
Jenene Thomas
Director, Investor Relations
732-565-4716
jdthomas@savientpharma.com

Investors/Media:
The Ruth Group
Stephanie Carrington/Gregory Tiberend
646-536-7017/7005

scarrington@theruthgroup.com
gtiberend@theruthgroup.com

TABLES TO FOLLOW

SAVIENT PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share data)

	Three Months Ended December 31,
	2004	2003
Revenues:
Product sales, net	35,873	37,736
Contract fees	251	270
Royalties	504	802
Other	0	1,024

Total revenues	36,628	39,832

Expenses:
Research and development	5,989	6,413
Cost of sales	11,335	10,189
Marketing and sales	5,889	5,913
General and administrative	11,531	8,905
Retirement	(25)	0
Commissions and royalties	1,798	1,503
Amortization of intangibles	1,012	1,012

Total expenses	37,529	33,935

Operating (loss) income	(901)	5,897

Other (expense) income, net	(2,035)	(303)

(Loss) income before income taxes	(2,936)	5,594
Income taxes	(3,583)	1,525

Net (loss) income	647	4,069

(Loss) earnings per common share:
Basic	0.01	0.07

Diluted	0.01	0.07

Weighted average number of common and common equivalent shares:
Basic	60,381	59,541

Diluted	60,390	60,519

SAVIENT PHARMACEUTICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share data)

	Twelve Months Ended December 31,
	2004	2003

Revenues:
Product sales, net	106,009	124,846
Contract fees	923	1,340
Royalties	5,352	3,227
Other	991	3,112

Total revenues	113,275	132,525

Expenses:
Research and development	27,800	31,797
Cost of sales	37,118	24,745
Marketing and sales	23,598	23,303
General and administrative	30,297	26,744
Retirement	2,085	0
Commissions and royalties	6,328	5,438
Amortization of intangibles	4,050	4,050

Total expenses	131,276	116,077

Operating (loss) income	(18,001)	16,448
Other (expense) income, net	(2,718)	3,635

(Loss) income before income taxes	(20,719)	20,083
Income taxes	14,553	6,161

Net (loss) income	(35,272)	13,922

(Loss) earnings per common share:
Basic	(0.59)	0.24

Diluted	(0.59)	0.23

Weighted average number of common and common equivalent shares:
Basic	60,066	59,194

Diluted	60,066	59,798

SAVIENT PHARMACEUTICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	December 31, 2004	December 31, 2003

Assets:
Cash, cash equivalents and short-term investments	25,282	22,801
Accounts receivable, net	15,659	33,375
Inventories, net	21,098	20,216
Other current assets	4,250	7,051

Total current assets	66,289	83,443

Property and equipment, net	67,018	70,426
Intangible assets, net	71,688	75,743
Goodwill	40,121	40,121
Other long term-assets	6,053	20,807

Total assets	251,169	290,540

Liabilities and stockholders' equity:
Current portion of long-term debt	5,903	7,020
Other current liabilities	36,117	37,510
Long-term debt	0	5,903
Other long-term liabilities and deferred items	54,481	52,677
Stockholders’ equity	154,668	187,430

Total liabilities and stockholders’ equity	251,169	290,540